EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement of Imagine Media, Ltd. on Pre-Effective Amendment No. 1 on Form S-1 to Form SB-2 of our report dated May 9, 2008 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Englewood, Colorado

June 17, 2008